  Exhibit 3.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplement”) is effective as of the 13 day of August 2020, by and between GK Investment Property Holdings II, LLC, a Delaware limited liability company (the “Issuer”), and UMB Bank, N.A., a national banking association (the “Trustee”).

RECITALS

A. The Issuer and the Trustee entered into that certain Indenture dated as of January 28, 2020 (the “Original Indenture”) pursuant to which the Trustee agreed to serve as trustee under the Original Indenture, as more particularly described in the Original Indenture for the consideration specified therein.

B. The Issuer and Trustee desire to amend the Original Indenture as set forth herein. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The recitals and introductory paragraphs hereof form a part of this First Supplement as if fully set forth herein.

2. Section 2.02. The Original Indenture is hereby revised by deleting the fourth sentence in the first paragraph in Section 2.02 in its entirety and replacing it with:

Series A, Series B, Series C and Series D Bonds will mature on February 28, 2025, August 31, 2025, February 28, 2026 and August 31, 2026, respectively, and each will bear interest at a fixed rate of seven percent (7%) per annum payable on an Interest Payment Date.

[Remainder of page intentionally left blank; signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have entered into this First Supplement as of the 13 day of August 2020.

Issuer:

GK INVESTMENT PROPERTY HOLDINGS II, LLC
a Delaware limited liability company

By:
GK Development, Inc.
Its:
Manager

By: /s/ Garo Kholamian______
Name: Garo Kholamian
Its: President and Sole Director

Trustee:

UMB BANK, N.A.,
a national banking association

By:            /s/Anthony Hawkins_____
Name: Anthony Hawkins
Its:            Vice President

[Signature Page to First Supplemental Indenture]